UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code): (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 9, 2010, Eastern Insurance Holdings, Inc. (“EIHI”) filed with the SEC a Current Report on Form 8-K in connection with the December 9, 2010 consummation of EIHI’s sale of Eastern Atlantic RE to an investor group advised by Dowling Advisors, Inc.

This Amendment No. 1 to our Current Report on Form 8-K is being filed to include information required by Item 2.01 of Form 8-K, including pro forma financial information required by Item 2.01 and Item  9.01(b) of Form 8-K. No other change is effected by this Form 8-K/A.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 9, 2010, Eastern Insurance Holdings, Inc. (“EIHI”) completed the sale of Eastern Atlantic RE (“Atlantic RE”) to an investor group advised by Dowling Advisors, Inc. pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated December 9, 2010, by and among EIHI, Eastern Re, Ltd., SPC, and Eastern Atlantic Holdings Ltd. (“Purchaser”). Atlantic RE is a Cayman Islands reinsurance company and is part of EIHI’s run-off specialty reinsurance segment.

Pursuant to the Purchase Agreement, Purchaser purchased all of the outstanding shares of capital stock of Atlantic RE for $2.3 million of cash. In addition, EIHI will be eligible to receive a contingent profit commission of up to $3.0 million based on the adequacy of EIHI’s September 30, 2010 reserves for losses and loss adjustment expenses compared to a predetermined targeted reserve for losses and loss adjustment expenses.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Filed herewith as Exhibit 99.1.

(d)	Exhibits:

99.1	Unaudited Pro Forma Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: December 15, 2010

	By:	/s/ Kevin M. Shook
Kevin M. Shook
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Financial Statements.

4